UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUALITY DISTRIBUTION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

April 17, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Quality Distribution, Inc., which will be held on Thursday, May 14, 2009, beginning at 10:00 a.m., Eastern Time. The meeting will be held at the Tampa Airport Marriott located at Tampa International Airport, Tampa, Florida, 33607. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying notice of annual meeting of shareholders and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2008 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2008.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Gary R. Enzor

President and Chief Executive Officer

Enclosures

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2009

The annual meeting of shareholders of Quality Distribution, Inc. will be held on Thursday, May 14, 2009, at 10:00 a.m., Eastern Time at the Tampa Airport Marriott, located at Tampa International Airport, Tampa, Florida 33607 for the following purposes:

(1)	to elect eight directors;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for 2009; and

(3)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 6, 2009, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Jonathan C. Gold

Corporate Secretary

Tampa, Florida

April 17, 2009

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy card at your earliest convenience. This will ensure that your vote will be counted at the meeting. Promptly completing, signing, dating and returning the proxy card will save the Company the expense and effort of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for the purpose of returning your proxy card. Sending in your proxy card will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. “Street name” shareholders who wish to vote in person will need to obtain a proxy from the person in whose name their shares are registered.

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, no par value, of Quality Distribution, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at Quality Distribution’s 2009 annual meeting of shareholders.

Unless the context requires otherwise, references in this proxy statement to “Quality Distribution,” “QDI,” the “Company,” “we,” “us,” or “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2009 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about April 17, 2009.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 14, 2009 10:00 a.m. Eastern Time Tampa Airport Marriott Tampa International Airport Tampa, Florida 33607

Items to be Voted Upon	You will be voting on the following matters:

the election of eight directors;

the ratification of the appointment of the independent registered certified public accounting firm; and

such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, April 6, 2009. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 19,644,470 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on April 6, 2009, the record date for voting. In order to vote in person at the annual meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Proxy Card	If you complete, sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the other item of business, you may vote “FOR” or “AGAINST” the matter, or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

• “FOR” the election of all eight nominees for director identified on pages 4 and 5;

• “FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for 2009; and

• in our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:

➢ submitting a new proxy with a later date by signing and returning a proxy card to the Company;

➢ attending the annual meeting and voting in person; or

➢ sending written notice of revocation addressed to Jonathan C. Gold, our Corporate Secretary, at the address of the Company.

Quorum	A quorum is required to hold an annual meeting and conduct business. A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Quality Distribution’s common stock.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ratification of the appointment of the independent registered certified public accounting firm will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it. Any other matters will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our Articles of Incorporation or By-laws or the Florida Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Florida corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and for which the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes cast on a proposal and are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of our independent registered certified public accounting firm.

Solicitation	Quality Distribution will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have engaged The Altman Group, Inc. to assist us with the distribution of proxies (but not the solicitation thereof). We expect to pay The Altman Group, Inc. approximately $2,000 for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Articles of Incorporation and By-laws provide that our Board shall comprise no less than one or more than 13 directors. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is currently composed of eight members. Each of our directors is required to stand for re-election every year and the Corporate Governance Committee has determined to nominate each current director to serve for another term. If elected at the annual meeting, each of the nominees below would serve until the 2010 annual meeting and until his successor is elected and qualified, or until such director’s earlier death, disability, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a One-Year Term Expiring at the 2010 Annual Meeting

Marc E. Becker (36) has been a director of QDI since June 1998. Mr. Becker is a partner of Apollo Management, L.P. (“Apollo”). He has been employed with Apollo since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Salomon Smith Barney Inc. within its investment banking division. Mr. Becker serves on several boards of directors including Affinion Group, Inc., Realogy Corporation, SourceCorp, Inc. and Vantium Corp.

Gary R. Enzor (46) has been a director of QDI since 2008. He has served as our Chief Executive Officer since June 2007 and as President of QDI since November 2005. Mr. Enzor joined QDI in December 2004 as Executive Vice President and Chief Operating Officer. Prior to joining QDI, Mr. Enzor served as Executive Vice President and Chief Financial Officer of Swift Transportation Company, Inc. since August 2002. Prior to Swift, Mr. Enzor held executive positions with Honeywell, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.).

Richard B. Marchese (67) has been a director of QDI since January 2004. Mr. Marchese served as QDI’s interim Chief Financial Officer from September through November 2004. Mr. Marchese served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation from 1989 until his retirement at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation and prior to that as the Controller of the Resins Division of Georgia Pacific Corporation. Mr. Marchese is a director of Nalco Holding Company and BlueLinx Holdings, Inc.

Thomas R. Miklich (62) has been a director of QDI since May 13, 2005. He was Chief Financial Officer of OM Group, Inc., a chemical company specializing in nickel and cobalt products, from 2002 until his retirement in 2004. Prior to that, he was Chief Financial Officer and General Counsel of Invacare Corporation from 1993 to 2002. He is a director of Noranda Aluminum Holding Corporation.

Stan Parker, Jr. (33) is a partner of Apollo, having joined the firm as an associate in 2000. Prior to that time, Mr. Parker was employed by Salomon Smith Barney, Inc. in its Financial Entrepreneurs Group within the Investment Banking Division. Mr. Parker graduated Magna Cum Laude with a B.S. in Economics from the

University of Pennsylvania’s Wharton School of Business. Mr. Parker also serves on the boards of directors of AMC Entertainment, Inc., Affinion Group, Inc., CEVA Group, Plc and Momentive Performance Materials, Inc.

M. Ali Rashid (32) has been a director of QDI since June 28, 2005 and is a principal of Apollo. He has been employed with Apollo since 2000. Prior to joining Apollo, Mr. Rashid was employed by the Goldman Sachs Group, Inc. in the Financial Institutions Group of its Investment Banking Division from August 1998 to July 2000. Mr. Rashid received an MBA from the Stanford Graduate School of Business and graduated Magna Cum Laude and Beta Gamma Sigma from Georgetown University with a B.S. in Business Administration. He is a director of Metals USA, Inc., Realogy Corporation and Noranda Aluminum Holding Corporation.

Alan H. Schumacher (62) has been a director of QDI since May 2004. Mr. Schumacher is a member of the Federal Accounting Standards Advisory Board. From 1977 to 2000, he served in various financial positions at American National Can and American National Can Group, the last four years serving as Executive Vice President and Chief Financial Officer. Mr. Schumacher is a director of BlueLinx Holdings, Inc., Traxis Group B.V. and Noranda Aluminum Holding Corporation.

Thomas M. White (51) has been a director of QDI since November 6, 2007. Mr. White joined Apollo in May 2007 as an Operating Partner in the distribution and transportation industries. From 2002 to 2007, Mr. White served as Senior Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc., an asset-light transportation management company providing intermodal, truck brokerage and logistics services. Prior to joining Hub Group, Mr. White was a partner with Arthur Andersen which he joined in 1979. Mr. White currently serves on the board of directors of CEVA Group Plc and Landauer, Inc.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

Principles and Governance Guidelines

The Board has adopted and adheres to a Code of Conduct that the board and senior management believe represents sound practices. We have a longstanding belief that ethical behavior and respect for the law are fundamental to our culture and our business practices. It is the foundation of the policies and practices of our Code of Conduct to promote the management of our Company with integrity and in our shareholders’ best interests. We are committed to conducting our business in strict compliance with both the letter and the spirit of the law and with the highest standards of professional and ethical conduct. Each director, officer and employee is responsible for conducting our business in adherence to these high standards. Our Code of Conduct can be found on the Investor Relations section of our website at www.qualitydistribution.com. We regularly post or otherwise make available information on the Investor Relations section of our website that may be important to investors. Information on or linked from our website does not constitute a part of this proxy statement.

Director Independence

Quality Distribution is a “controlled company” as defined by the rules of the NASDAQ Stock Market, LLC because more than 50% of our voting power is controlled by Apollo. See “Security Ownership of Certain Beneficial Owners and Management.” Therefore, we are exempt from the NASDAQ requirements to have (1) a majority of independent directors on our Board, (2) the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) nominees for director selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors.

Although it is not required as stated above, a majority of our Board of Directors is comprised of independent directors under the NASDAQ Rules. Our current independent directors are Messrs. Becker, Marchese, Miklich, Parker, Rashid, Schumacher and White. It is therefore expected that a majority of Board of Directors will be comprised of independent directors under the NASDAQ Rules following the annual meeting.

Only independent directors currently serve on our Audit Committee, Corporate Governance Committee and Compensation Committee. It is expected that only independent directors will serve on these committees immediately following the annual meeting.

Board Meetings and Committees

The Board has an Audit Committee, a Corporate Governance Committee, a Compensation Committee and an Executive Committee. All of the directors attended 75% or more of the combined total meetings of the Board (held during the period the director served) and the committees on which they served during 2008.

We encourage our directors to attend annual meetings of our shareholders. All of the directors, except Mr. Parker, attended the 2008 annual meeting.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2008:

	Board	Audit	Corporate Governance	Compensation	Executive
Marc E. Becker	Member		Member	Member	Co-Chair
Gary R. Enzor	Member
Richard B. Marchese	Member	Member			Member
Thomas R. Miklich	Member	Member
Stan Parker, Jr.	Member
M. Ali Rashid	Member		Chair	Chair	Co-Chair
Alan H. Schumacher	Member	Chair	Member	Member	Member
Thomas M. White	Chair				Member
Number of Meetings	9	7	2	6	4

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee also oversees the audit activities of our independent registered certified public accounting firm and takes those actions it deems necessary to satisfy itself that the independent registered certified public accounting firm is independent of management. Our Board of Directors has determined that Mr. Schumacher, who became the Chairman of the Audit Committee effective September 24, 2004, is an “audit committee financial expert” as defined by SEC Rules. All of the members of the Audit Committee are independent as defined by NASDAQ and SEC Rules. The Board, upon recommendation of the Audit Committee, has adopted a written Audit Committee Charter which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Corporate Governance Committee

The Corporate Governance Committee identifies, evaluates and recommends potential Board and Committee members. The Corporate Governance Committee also develops and recommends to the Board governance guidelines. The Corporate Governance Committee has adopted a Corporate Governance Committee Charter, which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Compensation Committee

The Compensation Committee administers our compensation program and sets our compensation policies and the forms and amounts of compensation provided to our directors and officers. The Compensation Committee is ultimately responsible for making determinations for salary increases and awards to executive officers. Although management does not participate in the Compensation Committee’s deliberations, the

Compensation Committee considers management’s recommendations. The Compensation Committee also reviews and determines salaries and bonuses for our other officers and employees based on management’s input and recommendations. In addition, the Compensation Committee reviews and determines stock-based compensation for our directors, officers and employees and administers our stock incentive plans. The Compensation Committee has adopted a Compensation Committee Charter, which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Executive Committee

The Executive Committee consults with and advises the officers of the Company in the management of its business and exercises the power and authority of the Board of Directors to direct the business and affairs of the Company in intervals between meetings of the Board, subject to certain exceptions.

DIRECTOR NOMINATION PROCEDURES

The Corporate Governance Committee determines nominees for director. The Corporate Governance Committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary or appropriate for the Corporate Governance Committee to have such a policy because the By-Laws of the Company provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and the Company is controlled by Apollo and its affiliates, who collectively own a majority of the shares of Quality Distribution.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board and the Corporate Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. There are no director candidates for the 2009 annual meeting of shareholders since all the current directors are standing for re-election.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. For more information, please see the Investor Relations section of our website at www.qualitydistribution.com.

APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (“PwC”) served as our independent registered certified public accounting firm for 2008. The Audit Committee has selected PwC to serve as our independent registered certified public accounting firm for 2009. We are submitting our appointment of the independent registered certified public accounting firm for shareholder ratification at this annual meeting.

Our Articles of Incorporation and By-laws do not require that our shareholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its shareholders.

Representatives of PwC, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews Quality Distribution’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, our independent registered certified public accounting firm for 2008, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and its evaluation of the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2008 and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC that firm’s independence.

Based on the considerations and the discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in our Annual Report on Form 10-K for 2008.

THE AUDIT COMMITTEE

Alan H. Schumacher

Richard B. Marchese

Thomas R. Miklich

FEES PAID TO INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

IN 2008 AND 2007

Our Audit Committee Charter requires that the Audit Committee be solely and directly responsible for the appointment, compensation, evaluation and oversight of the work of the independent auditors, including but not limited to, approving fees, evaluating the scope of the audit and pre-approving all audit and non-audit services. The aggregate fees billed by and paid to PwC were (in millions):

Type of Fees	2008	2007
Audit Fees*	$1.2	$1.4
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1.2	$1.4

*	The 2008 audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports and audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The 2007 audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports, audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and services performed in connection with our issuance of senior floating rate notes.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2009 (based on shares of common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors and director nominees,

•	each of our named executive officers, and

•	all current directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days after April 1, 2009, but excludes shares of common stock underlying options held by any other person.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Gary R. Enzor(1)(2)(3)	312,552	1.57%
Dennis R. Copeland(1)(3)	60,803	*
Jonathan C. Gold(1)(3)	32,250	*
Marc E. Becker(3)(4)(5)(6)	23,302	*
Richard B. Marchese(1)(3)(6)	67,873	*
Thomas R. Miklich(1)(3)(6)	29,377	*
Stan Parker, Jr (3)(4)(5)(6)	13,651	*
M. Ali Rashid(3)(4)(5)(6)	23,302	*
Alan H. Schumacher(1)(3)(6)	42,873	*
Thomas M. White(3)(4)(5)(6)(7)	89,302	*
Virgil T. Leslie(1)(3)	222,866	1.12%
Timothy B. Page(1)(3)	177,572	*
All executive officers and directors as a group (11 persons)(8)	695,285	3.54%
Apollo Investment Fund III, L.P.(9)	10,600,165	53.96%
Newland Capital Management, LLC(10)	1,916,426	9.76%
Fidelity Small Cap Stock Fund(11)	1,265,360	6.44%
Rutabaga Capital Management(12)	1,167,169	5.94%

*	Less than 1.0%
(1)	The business address for Messrs. Copeland, Enzor, Gold, Leslie, Marchese, Miklich, Page and Schumacher is Quality Distribution, Inc., 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida 33610.
(2)	The shares of Mr. Enzor include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which has voting rights. Mr. Enzor has 6,470 shares granted in December 2005, 3,586 shares granted in December 2006, 40,000 shares granted in June 2007, 10,570 shares granted in December 2007 and 22,321 shares granted in December 2008, all of which vest in equal annual installments over four years beginning December 31 of the year following the grant date.

(3)	The shares for certain of our current and former executive officers and directors include stock options that have vested as of April 1, 2009 or will vest within 60 days thereafter. Mr. Enzor has 218,750 vested options; Mr. Leslie has 216,000 vested options; Mr. Page has 157,500 vested options; Mr. Copeland has 43,350 vested options; Mr. Gold has 28,750 vested options; Mr. Marchese has 35,000 vested options; Mr. White has 20,000 vested options and Mr. Schumacher has 10,000 vested options. Messrs. Becker, Miklich, Parker and Rashid have no vested options.
(4)	The business address for Messrs. Becker, Parker, Rashid, and White is Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.
(5)	Messrs. Becker, Parker and White are each a partner and Mr. Rashid is a principal of Apollo. Messrs. Becker, Parker, Rashid and White are each an officer or director of certain affiliates of Apollo. Although each of Messrs. Becker, Parker, Rashid and White may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(6)	The shares for our non-employee directors include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which have voting rights and vest over four years in equal annual installments. These shares were granted in January 2005, 2006, 2007, 2008 and 2009 and in June 2008. Each of Messrs. Marchese and Schumacher was granted 3,496 shares in January 2005. Each of Messrs. Marchese, Miklich and Schumacher was granted 3,778 shares in January 2006 and 2,297 shares in January 2007. Each of Messrs. Becker, Marchese, Miklich, Rashid, Schumacher and White was granted 6,666 shares in January 2008 and 2,985 shares in June 2008. Each of Messrs. Becker, Marchese, Miklich, Parker, Rashid, Schumacher and White was granted 13,651 shares in January 2009.
(7)	Includes 46,000 shares held in a margin securities account with a brokerage firm.
(8)	The shares for all current executive officers and directors as a group include 355,850 options that have vested or will vest within 60 days of April 1, 2009 and 213,590 unvested shares of restricted stock.
(9)	Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom. Also includes 85,521 shares owned by an institutional investor as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investor in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998 thereto as amended by Amendment No. 1 dated April 2, 2002. That document provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., or Apollo (U.K.) Partners III, L.P. exceeds 79.99% of the voting power of QDI. The address of Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577.
(10)

Based solely on information obtained from a Schedule 13G filed by Newland Capital Management, LLC with the SEC on or about February 15, 2009 and without independent investigation of the disclosure contained therein. The business address of Newland Capital Management, LLC is 350 Madison Avenue, 11th Floor, New York, New York, 10017. The report is filed jointly by Newland Capital Management, LLC, Newland Master Fund, Ltd., Newland Offshore Fund, Ltd., Ken Brodkowitz and Michael Vermut. The address for all filers is the same as Newland Capital Management, LLC.

(11)	Based solely on information obtained from a Schedule 13G filed by FMR, LLC with the SEC on or about February 14, 2009 and without independent investigation of the disclosure contained therein. The business address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is the wholly-owned subsidiary of FMR, LLC and serves as the investment advisor to Fidelity Small Cap Stock Fund, which directly owns 1,265,360 shares. Voting power for all 1,265,360 shares resides with the Fund’s Board of Trustees. Edward C. Johnson, III and members of his family own, directly or through trusts, Series B voting common shares of FMR, LLC, representing 49% of the voting power of FMR, LLC and may be deemed to be the controlling members of FMR, LLC. The report is filed jointly by FMR, LLC, Edward C. Johnson, III, Fidelity Management & Research Company and Fidelity Small Cap Stock Fund. The address for Mr. Johnson, Fidelity Management and the Fund is the same as FMR, LLC.
(12)

Based solely on information obtained from a Schedule 13G filed by Rutabaga Capital Management with the SEC on or about February 15, 2009 and without independent investigation of the disclosure contained therein. The business address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109. The entity reports sole investment power for all 1,167,169 shares, shared voting power for 715,969 shares and sole voting power over 451,200 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation to our Chief Executive Officer, our two other most highly compensated executive officers and two other most highly compensated former executive officers (the “Named Executive Officers”) for 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary R. Enzor	2008	350,000	142,045	116,753	—	6,080	614,878
President and Chief Executive Officer	2007	321,663	90,816	134,127	—	3,743	550,349
Dennis R. Copeland	2008	212,971	24,990	48,042	9,058	4,869	299,930
Senior Vice President and Chief Administrative Officer	2007	206,731	24,990	46,792	6,958	2,707	288,178
Jonathan C. Gold	2008	209,615	—	37,635	—	477	247,727
Senior Vice President, General Counsel and Secretary	2007	190,408	—	28,169	—	567	219,144
Timothy B. Page(6)	2008	253,708	33,959	17,738	—	16,224	321,629
Former Senior Vice President and Chief Financial Officer	2007	256,183	25,983	147,953	—	3,381	433,500
Virgil T. Leslie(7)	2008	79,747	32,589	50,494	—	166,309	329,139
Former Executive Vice President, Sales	2007	237,288	32,589	48,673	—	2,557	321,107

(1)	The assumptions used in determining the compensation expense under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) can be found in Note 17 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Stock Award amounts are the compensation expense recognized for restricted stock awards. All restricted stock was granted pursuant to the 2003 Restricted Stock Incentive Plan. We are recognizing compensation expense for the restricted stock grant awards pursuant to SFAS 123(R).
(3)	Option Award amounts are compensation expense recognized pursuant to SFAS 123(R).
(4)	Amounts reflect above-market interest of $9,058 in 2008 and $6,958 in 2007 on deferred compensation earned by Mr. Copeland under our Key Employee Deferred Compensation Plan. Mr. Copeland is a participant in the Revised Retirement Plan for Employees of Chemical Leaman Corporation and Affiliated Corporations, a noncontributory defined benefit plan. The change in pension value at December 31, 2008 is $4,808 and $(7,251) for 2007.
(5)	Amounts shown for 2008 and 2007 represent employer contributions to the 401(k) plan and employer paid premiums for group term life insurance. Additionally, amounts shown for 2008 for Messrs. Page and Leslie represent severance payments in the amount of $10,160 and $164,748, respectively.
(6)	Mr. Page resigned as our Senior Vice President and Chief Financial Officer on August 20, 2008. He continued to serve as an advisor to the Chief Executive Officer through November 28, 2008. In 2008, Mr. Page received $162,267 in base salary and $91,441 in fees for his service as an advisor.
(7)	Mr. Leslie resigned from the Company on April 14, 2008.

Current Executive Officers

We are led by a team of executives that is chosen by the Board of Directors. Currently, we have four executive officers. Set forth below is biographical information for each executive officer other than Mr. Enzor, whose biographical information is included with our other directors.

Stephen R. Attwood (57)  joined QDI in July 2008 as Senior Vice President and Chief Financial Officer. Prior to joining QDI, Mr. Attwood served as Controller and Vice President of Swift Transportation Co., Inc. Previously, Mr. Attwood held senior management positions with Dell Computer and AlliedSignal Inc. (now Honeywell International, Inc.).

Dennis R. Copeland (59)  has served as our Senior Vice President since April 2001. In March 2009, he was named Chief Administrative Officer. He joined QDI in 1998 in connection with the acquisition of CLC, at which time he assumed the position of Vice President of Labor Relations and Human Resources. From October 1988 until he joined QDI, Mr. Copeland served as Vice President of Human Resources and Labor Relations for CLC. Prior to that time, he held various management positions with Lukens Steel Company.

Jonathan C. Gold (45)  has served as our Senior Vice President, General Counsel and Secretary since April 1, 2007. Mr. Gold joined QDI in January 2005 as Vice President, Associate General Counsel and Assistant Secretary. Prior to his employment with the Company, Mr. Gold served as corporate counsel with CSX Transportation, Inc. and Vice President, General Counsel and Secretary with Softmart, Inc. In addition, Mr. Gold was in private practice in Washington, D.C. and served as Judicial Clerk to the Honorable Harvey E. Schlesinger, Senior U.S. District Judge for the Middle District of Florida. Mr. Gold retired from the U.S. Army Reserve in 2007 after more than 20 years of active and reserve military service and is a decorated veteran of Operation Iraqi Freedom.

Narrative Disclosure

Our Named Executive Officers (“NEOs”) who are currently serving as officers all have employment agreements that govern their base pay and non-equity incentive plan compensation. None of our NEOs were granted increases in their salaries for 2009 or cash bonuses for 2008. During 2008, the Compensation Committee granted stock options to all our NEOs who are currently serving as officers. During 2008, we entered into Separation and Release Agreements with Messrs. Page and Leslie, which terminated their employment and employment agreements with us and entitled them to certain severance payments and other benefits.

Gary R. Enzor.  On November 3, 2004, QDI entered into an employment agreement with Mr. Enzor to perform the duties of Executive Vice President and Chief Operating Officer. On November 9, 2005, QDI appointed Mr. Enzor as its President and on June 14, 2007, Mr. Enzor assumed the role of Chief Executive Officer. Mr. Enzor continues to serve as QDI’s President. Under his employment agreement, Mr. Enzor was entitled to an initial base salary of $250,000. In connection with Mr. Enzor’s appointment as Chief Executive Officer, his base salary was increased to $350,000 per annum and his annual cash bonus eligibility was increased up to 80% of his base salary. Mr. Enzor’s base salary for 2008 was $350,000. In connection with his employment, on November 3, 2004, Mr. Enzor was granted options covering 200,000 shares of QDI stock at a per share exercise price of $5.15 per share and received $50,000 in value of restricted stock, based on the closing price of the Company’s common stock on November 3, 2004. Under his employment agreement, Mr. Enzor has also received $50,000 in value of restricted stock, based on the closing price of the Company’s common stock on December 13 of each of 2005, 2006, 2007 and 2008. The options and grants of restricted stock vest in equal annual installments over four years. Upon Mr. Enzor’s appointment as President, in November 2005, he received stock options covering 25,000 shares of common stock of the Company at an exercise price equal to $6.68, the closing price of the Company’s common stock on November 9, 2005, which vest ratably over four years. Mr. Enzor was also granted 40,000 shares of restricted stock upon his appointment as our Chief Executive

Officer. On January 2, 2008, Mr. Enzor received stock options covering 20,000 shares of common stock of the Company at an exercise price equal to $4.50, the closing price of the Company’s common stock on January 2, 2008. The options vest in equal annual installments over four years.

Under his employment agreement, Mr. Enzor will also be entitled to receive his base salary for two years, the balance of any awarded, but unpaid, annual cash bonus or other incentive awards and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Stephen R. Attwood.  On July 28, 2008, Mr. Attwood entered into an employment agreement to serve as Senior Vice President and Chief Financial Officer of the Company. Pursuant to his employment agreement, Mr. Attwood is entitled to receive an annual base salary of $225,000 and a signing bonus of $50,000. He is eligible to receive an annual bonus with a target opportunity equal to 40% of his base salary. Under his employment agreement, Mr. Attwood was granted stock options under the 2003 Stock Option Plan representing 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on July 28, 2008. Mr. Attwood is also entitled to receive additional option grants, each covering 25,000 shares, on or about January 1, 2010 and January 1, 2011. Each option is subject to vesting in equal amounts over a four-year period.

Mr. Attwood will be entitled to receive severance pay equal to his then-current base salary for 52 weeks, his target bonus for that fiscal year prorated through the date of termination, and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason. Mr. Attwood’s signing bonus is repayable if he leaves the Company within the first 12 months of his employment but not if he terminates his employment for good reason or the Company terminates his employment without cause.

Dennis R. Copeland.  On June 23, 1998, Mr. Copeland entered into an employment agreement with QDI in connection with the acquisition of CLC. Under his employment agreement, Mr. Copeland was initially entitled to receive a base salary of $145,000. His base salary for 2008 was $212,971. Mr. Copeland’s agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. On January 2, 2008, Mr. Copeland received stock options covering 13,000 shares of common stock of the Company at an exercise price equal to $4.50, the closing price of the Company’s common stock on January 2, 2008. The options vest in equal annual installments over four years.

Mr. Copeland will also be entitled to receive his base salary for one year and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Mr. Copeland also participates in a noncontributory defined benefit plan and our Key Employee Deferred Compensation Plan. Retirement benefits under the noncontributory defined benefit plan are based on years of service and compensation levels. The Key Employee Deferred Compensation Plan is an unfunded, unsecured and nonqualified deferred compensation arrangement that allows participants to defer payment of a portion of their salary or bonus. Amounts deferred are reflected by us as bookkeeping accounts in Mr. Copeland’s name. Amounts deferred earned interest at a rate of 12% per annum for 2008. Amounts credited under this plan must be paid by us six months after the termination of a participant’s employment.

Jonathan C. Gold.  On April 1, 2007, QDI entered into an employment agreement with Mr. Gold to perform duties of Senior Vice President, General Counsel and Secretary with an initial base salary of $200,000. His base salary for 2008 was $209,615. The agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. Mr. Gold was granted options covering 20,000 shares of QDI stock at a per share exercise price of $8.65 per share, the closing price of our common stock on March 30, 2007. The options vest in equal annual installments over four years. On January 2, 2008, Mr. Gold received stock options covering 15,000 shares of common stock of the Company at an exercise price equal to $4.50, the closing price of the Company’s common stock on January 2, 2008. The options vest in equal annual installments over four years.

Mr. Gold will also be entitled to receive his base salary for one year, to receive a bonus and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Timothy B. Page.  On August 20, 2008, QDI entered into a Separation Agreement and General Release with Mr. Page, effective beginning July 25, 2008, immediately prior to the cessation of Mr. Page’s service as Senior Vice President and Chief Financial Officer. Under the Separation Agreement, Mr. Page served in the position of Advisor to the Chief Executive Officer through November 28, 2008, when his resignation as an employee of the Company became effective. During this period, Mr. Page continued to receive the salary and benefits he received as Senior Vice President and Chief Financial Officer. Following his resignation, Mr. Page received, among other things, severance pay equal to his current base salary and continuing coverage under the Company’s health plan for 52 weeks. All 37,500 stock options owned by Mr. Page that were scheduled to vest on December 1, 2008 instead vested on November 29, 2008, and Mr. Page retains the right to exercise all vested options until February 28, 2010. In addition, all 13,224 shares of restricted stock owned by Mr. Page vested on November 29, 2008. Under the Separation Agreement, Mr. Page released the Company from claims related to his employment and agreed to restrictions on the disclosure of confidential information and competition.

Virgil T. Leslie.  On April 30, 2008, QDI entered into an Agreement and Release with Mr. Leslie, effective as of April 14, 2008, in connection with the cessation of his employment with the Company as Executive Vice President, Sales. Pursuant to the Separation Agreement, Mr. Leslie is entitled to receive, among other things, severance pay at his current base salary and continuing coverage under the Company’s health plan for 64 weeks. Mr. Leslie also retained the right to exercise all vested options until April 14, 2009. Under the Separation Agreement, Mr. Leslie released the Company from claims related to his employment and agreed to restrictions on the disclosure of confidential information and competition.

Change in Control Benefits

A change of control by itself does not trigger any benefit to any of the NEOs that have employment agreements. Rather, they would be entitled to cash benefits only if a termination without cause of their respective employment or a resignation by the executive for good reason occurs within one year of such change of control. Additionally, under the terms of the 2003 Restricted Stock Incentive Plan and the 2003 Stock Option Plan, any unvested shares of restricted stock and options held by any award recipient automatically vest upon the first anniversary of a change in control or the earlier termination of the employment of the award recipient, unless employment is terminated for cause in either case.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information on the current holdings of stock options and stock awards by the named executives. This table includes unexercised and unvested option awards and unvested stock awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares That Have Not Vested (#) (2)	Market Value of Shares of Stock That have not Vested ($) (3)
Gary R. Enzor	200,000		5.15	11/3/2014
	18,750	6,250	6.68	11/9/2015
		21,400	13.06	1/3/2017
		25,000	4.50	1/2/2018
					12/13/2005	1,799	5,397
					12/13/2006	1,793	5,379
					6/14/2007	30,000	90,000
					12/13/2007	7,928	23,784
					12/13/2008	22,321	66,963
Dennis R. Copeland	85,000		17.00	11/5/2013
	17,100		8.45	12/31/2014
	17,500	17,500	7.94	1/3/2016
		12,500	13.06	1/3/2017
		13,000	4.50	1/2/2018
Jonathan C. Gold	15,000		8.74	1/31/2015
	2,500	2,500	7.94	1/3/2016
		7,300	13.06	1/3/2017
	5,000	15,000	8.65	3/30/2017
		15,000	4.50	1/2/2018
Timothy B. Page	157,500		7.91	02/28/2010
Virgil T. Leslie	170,000		17.00	4/14/2009
	28,500		8.45	4/14/2009
	17,500		7.94	4/14/2009

(1)	Mr. Enzor’s unvested options expiring:

November 9, 2015 vest on November 9, 2009.

January 3, 2017 vest 50% each on January 3, 2010 and 2011.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

Mr. Copeland’s unvested options expiring:

January 3, 2016 vest 50% each on January 3, 2009 and 2010.

January 3, 2017 vest 50% each on January 3, 2010 and 2011.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

Mr. Gold’s unvested options expiring:

January 3, 2016 vest 50% each on January 3, 2009 and 2010.

January 3, 2017 vest 50% each on January 3, 2010 and 2011.

March 30, 2017 vest 33.3% on each March 30, 2009, 2010 and 2011.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

Mr. Page’s unvested options were forfeited upon his resignation November 28, 2008. The expiration date of Mr. Page’s vested options also reflects his resignation.

Mr. Leslie’s unvested options were forfeited upon his resignation on April 14, 2008. The expiration date of Mr. Leslie’s vested options also reflects his resignation.

(2)	Mr. Enzor’s unvested shares of restricted stock vest as follows:

Awarded December 2005 – vest on December 31, 2009.

Awarded December 2006 – 50% on December 31, 2009 and 2010.

Awarded June 2007 – 33.3% on June 14, 2009, 2010 and 2011.

Awarded December 2007 – 33.3% on December 13, 2009, 2010 and 2011.

Awarded December 2008 – 25% on December 13, 2009, 2010, 2011 and 2012.

Mr. Page’s shares of restricted stock were fully vested at November 28, 2008.

Mr. Leslie’s unvested shares of restricted stock were forfeited upon his resignation on April 14, 2008.

(3)	Market value was determined by multiplying the number of shares set forth in the preceding column by $3.00, the closing price of our common stock as reported on the NASDAQ Global Market on December 31, 2008, the last trading day of the year.

Director Compensation Table for 2008

In 2008, our directors received a cash retainer, paid in quarterly installments, of $35,625 in the aggregate and awards of restricted stock of $40,000 in value except Mr. Enzor, who is compensated as described above.

The restricted stock vests over four years if the individual remains a director. During 2008, directors received board and committee meeting attendance fees ranging from $1,000 to $2,000 per meeting based upon chairmanship, the type of meeting and the rate applicable when the meeting was held. In addition, committee chairs received annual retainers ranging from $3,750 to $7,500 depending upon how many committees chaired. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites. All directors are reimbursed for their out-of-pocket expenses for meeting attendance. The following table sets forth total compensation to persons serving as our directors at any time during 2008. Only eight of these individuals have served as our directors following our 2008 annual meeting of shareholders:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Marc E. Becker(4)	68,375	5,967	—	74,342
Gerald L. Detter(5)	45,000	—	—	45,000
Robert H. Falk(6)	17,000	—	—	17,000
Robert E. Gadomski(7)	24,000	424	—	24,424
Richard B. Marchese(8)	52,125	28,458	—	80,583
Thomas R. Miklich(9)	54,375	20,959	29,297	104,631
Donald C. Orris(10)	17,000	—	—	17,000
Stan Parker, Jr.(11)	22,500	—	—	22,500
Eric L. Press(12)	16,000	—	—	16,000
M. Ali Rashid(13)	64,625	5,967	29,297	99,889
Alan H. Schumacher(14)	74,375	28,458	—	102,833
John J. Suydam(15)	16,000	—	—	16,000
Thomas M. White(16)	46,625	5,967	25,811	78,403

For 2009, our directors will be entitled to receive an annual cash retainer of $50,000, payable in quarterly installments in advance, and an annual award of restricted stock of $40,000 in value except Mr. Enzor. In addition, each director who also serves as the chair of a committee or the Board of Directors will receive an annual cash retainer of $7,500. All of our directors will receive $1,500 per Board of Directors’ meeting attended and $1,500 per committee meeting attended. The chairman of each committee will receive $2,500 per committee meeting.

(1)	Because Mr. Enzor was a Named Executive Officer in 2008, his compensation is reflected under the Summary Compensation Table.
(2)	Stock Awards amounts are the compensation expense recognized for restricted stock awards. All restricted stock was granted pursuant to the 2003 Restricted Stock Incentive Plan. We are recognizing compensation expense for the restricted stock grant awards pursuant to SFAS 123(R). The assumptions used in determining the compensation under SFAS 123(R) can be found in Note 17 to the financial statements included in our Annual Report on Form 10-K.
(3)	Option Awards amounts are the compensation expense recognized for option awards. We are recognizing compensation expense for the option awards pursuant to SFAS 123(R). The assumptions used in determining the compensation under SFAS 123(R) can be found in Note 17 to the financial statements included in our Annual Report on Form 10-K.
(4)	During 2008, Mr. Becker received 9,651 shares of restricted stock with a grant date fair value of $40,000. He received no grants of options. As of December 31, 2008, Mr. Becker held 9,651 shares of restricted stock, none of which has vested, and 20,000 options to purchase common stock, all of which were exercisable.

(5)	Mr. Detter ceased service as a member of the Board of Directors on May 15, 2008. He received no grants of restricted shares or options during 2008. As of December 31, 2008, Mr. Detter held no options to purchase common stock.
(6)	Mr. Falk ceased service as a member of the Board of Directors on May 15, 2008. He received 6,666 shares of restricted stock on January 2, 2008, all of which were forfeited upon his cessation of service. He received no grants of options during 2008. As of December 31, 2008, Mr. Falk held no options to purchase common stock.
(7)	Mr. Gadomski ceased service as a member of the Board of Directors on May 15, 2008. He received 6,666 shares of restricted stock on January 2, 2008, all of which were forfeited upon his cessation of service. He received no grants of options during 2008. As of December 31, 2008, Mr. Gadomski held 15,000 options to purchase common stock, all of which were exercisable.
(8)	During 2008, Mr. Marchese received grants of 9,651 shares of restricted stock with an aggregate grant date fair value of $40,000. He received no grants of options. As of December 31, 2008, Mr. Marchese held 9,651 shares of unvested restricted stock and 35,000 options to purchase common stock, all of which were exercisable.
(9)	During 2008, Mr. Miklich received grants of 9,651 shares of restricted stock with an aggregate grant date fair value of $40,000. He received no grants of options. As of December 31, 2008, Mr. Miklich held 9,651 shares of unvested restricted stock and 15,000 options to purchase common stock of which 7,500 were unexercisable.
(10)	Mr. Orris ceased service as a member of the Board of Directors on May 15, 2008. He received 6,666 shares of restricted stock on January 2, 2008, all of which were forfeited upon his cessation of service. He received no grants of options during 2008. As of December 31, 2008, Mr. Orris held 20,000 options to purchase common stock, all of which were exercisable.
(11)	Mr. Parker was elected to the Board at the 2008 annual meeting of shareholders. He received no grants of restricted shares or options during 2008.
(12)	Mr. Press ceased service as a member of the Board of Directors on May 15, 2008. He received 6,666 shares of restricted stock on January 2, 2008, all of which were forfeited upon his cessation of service. He received no grants of options during 2008. As of December 31, 2008, Mr. Press held no options to purchase common stock.
(13)	During 2008, Mr. Rashid received 9,651 shares of restricted stock with an aggregate grant date fair value of $40,000. He received no grants of options during 2008. As of December 31, 2008, Mr. Rashid held 9,651 shares of unvested restricted stock and 15,000 options to purchase common stock, of which 7,500 were unexercisable.
(14)	During 2008, Mr. Schumacher received grants of 9,651 shares of restricted stock with an aggregate grant date fair value of $40,000. As of December 31, 2008, Mr. Schumacher held 14,137 shares of unvested restricted stock and 10,000 options to purchase common stock, all of which were exercisable.
(15)	Mr. Suydam ceased service as a member of the Board of Directors on May 15, 2008. He received 6,666 shares of restricted stock on January 2, 2008, all of which were forfeited upon his cessation of service. He received no grants of options during 2008. As of December 31, 2008, Mr. Suydam held no options to purchase common stock.
(16)	During 2008, Mr. White received grants of 9,651 shares of restricted stock with an aggregate grant date fair value of $40,000 and 80,000 options to purchase common stock. As of December 31, 2008, Mr. White held 9,651 shares of unvested restricted stock and 80,000 options to purchase common stock, all of which were unexercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Two of our customers (Hexion Specialty Chemicals and Momentive Performance Materials) are controlled by Apollo. Revenue from these two customers was $15.0 million and $15.9 million in 2008 and 2007, respectively. All pricing with these companies was based on market rates, including such factors as total expected revenue to be generated by the customer, number of loads to be hauled and the number of miles to be driven.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. The Company is not aware that, during 2008, any of its directors, executive officers and 10% shareholders failed to timely file any reports required to be filed by Section 16(a) of the Exchange Act, except that Mr. White filed late one Form 4 relating to a grant of options to him by the Company. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% shareholders.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 20010 annual meeting should deliver a written copy of their proposal to our principal executive offices no later than December 16, 2009 (which is 120 calendar days before the anniversary of the date of this proxy statement). Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after May 15, 2010 (which is the anniversary of this year’s annual meeting), we must receive notice of the shareholder proposal within a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals should be sent to 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida, 33610, Attention: Jonathan C. Gold, Corporate Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON MAY 14, 2009

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2008 Annual Report are available at the Investor Relations section of our website at www.qualitydistribution.com.

For directions to attend the Annual Meeting in person, please contact Joan Rodgers, our Director of Investor Relations, at (813) 569-7235.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the annual meeting. If, however, other matters are properly brought before the annual meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

By Order of the Board of Directors

Gary R. Enzor

President and Chief Executive Officer

Dated: April 17, 2009

QUALITY DISTRIBUTION, INC.

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

ANNUAL MEETING OF SHAREHOLDERS – May 14, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Quality Distribution, Inc. (the “Company”) hereby appoints Gary R. Enzor and Stephen R. Attwood, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the common stock of the Company held of record by the undersigned on April 6, 2009, at the Annual Meeting of Shareholders to be held at the Tampa Airport Marriott, located at Tampa International Airport, Tampa, Florida 33607, at 10:00 a.m., Eastern Time, on Thursday, May 14, 2009, or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 17, 2009, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxies will vote for election of a substitute nominee proposed by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR ALL nominees in Proposal 1 and FOR Proposal 2. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(IMPORTANT: Please sign and date on reverse)

QUALITY DISTRIBUTION, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

Marc E. Becker

Gary R. Enzor

Richard B. Marchese

Thomas R. Miklich

Stan Parker, Jr.

M. Ali Rashid

Alan H. Schumacher

Thomas M. White

•	For All	[ ]
•	Withhold All	[ ]
•	For All Except	[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT.

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Certified Public Accounting Firm for 2009:

•	For	[ ]
•	Against	[ ]
•	Abstain	[ ]

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign individually. A corporation should sign the full corporate name by a duly authorized officer and affix the corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.